UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 10, 2012

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 NORTH KANSAS AVE, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 10, 2012, the Annual Meeting of Stockholders of Heartland Express, Inc. (the "Company") was held, at which meeting six (6) directors were elected to serve as the Board of Directors until the 2013 Annual Meeting of Stockholders and the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2012 was ratified.

The voting tabulation on the election of directors was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-votes
Michael J. Gerdin	81,412,569	849,158	2,314,145
Richard O. Jacobson	80,554,574	1,707,153	2,314,145
Dr. Benjamin J. Allen	81,963,009	298,718	2,314,145
Lawrence D. Crouse	81,958,541	303,186	2,314,145
James G. Pratt	82,126,398	135,329	2,314,145
Dr. Tahira K. Hira	82,109,914	151,813	2,314,145

The voting tabulation on the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2012 was as follow:

For	Against	Abstain
84,448,568	122,757	4,547

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	May 15, 2012	By: /s/ John P. Cosaert
John P. Cosaert
Executive Vice President - Finance,
Chief Financial Officer and Treasurer